EXHIBIT - 11
                        Computation of Per share Earnings

Exhibit 11

                     The Morgan Group, Inc. and Subsidiaries

          Exhibit 11 - Statement re: Computation of Per Share Earnings
                                   (Unaudited)

                                                              Three Months Ended
                                                                  March 31,

                                                              1997                 1996
                                                         -------------          ------------
Primary

Average shares outstanding                                   2,566,665             2,566,665
Exercise of warrants                                            88,888                88,888
Net effect of warrants which become
   exercisable beginning on August 3, 1993;
   price based upon the treasury stock method
   using the average stock prices                              - - - -               - - - -
Redemption of shares of series A preferred stock               150,000               150,000

Treasury stock repurchased                                   (122,975)             (118,943)
                                                         -------------          ------------
Total                                                        2,682,578             2,686,610

Fully Diluted

Neteffect of  dilutive  warrants,  which will
   become  exercisable  on August 4,
   1995, based upon the treasury stock method
   using the average stock prices                              - - - -               - - - -
                                                         -------------          ------------

Total                                                        2,682,578             2,686,610

Net income                                                         266                    $9

Series A Redeemable
   Preferred Stock dividends                                   - - - -               - - - -
                                                         -------------           -----------
   Net income                                                     $266                    $9
                                                              ========                ======
Primary earnings per share                                        $.10              $- - - -
                                                              ========                ======
Fully diluted earnings per share                                  $.10              $- - - -
                                                              ========                ======